SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K/A

                                 Current Report
                                    Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                                Amendment No. 1

       Date of Report (Date of Earliest Event Reported) October 11, 1999


                                  PEOPLE'S BANK
                                  on behalf of
                     PEOPLE'S BANK CREDIT CARD MASTER TRUST
             (Exact Name of Registrant as Specified in its Charter)



                                   Connecticut
                 (State or Other Jurisdiction of Incorporation)



33-90012, 33-99506, 33-99508
333-33269, 333-45785, 333-63989                      06-1213065
 (Commission File Number)                (I.R.S. Employer Identification No.)



850 Main Street, Bridgeport, Connecticut                            06604
 (Address of Principal Executive Offices)                       (Zip Code)



                                  (203)338-7171
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events.

     Pursuant to the provisions of Section 2.6 of the Amended and Restated Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 18, 1997, as amended by an amendment thereto dated as of September 24, 1997, by and between People's Bank, a Connecticut capital stock savings bank ("People's Bank"), as seller and servicer, and Banker's Trust Company, a banking corporation organized and existing under the laws of the State of New York, as trustee, of the People's Bank Credit Card Master Trust
(the "Trust"), People's Bank has transferred to the Trust all right, title and interest of People's Bank in and to receivables and specified related assets (collectively, the "Receivables") arising under certain revolving credit card accounts which meet the definition of Automatic Additional Accounts under the Pooling And Servicing Agreement. As a consequence of the foregoing transfer of Receivables, the seller interest in the Trust evidenced by a seller certificate, currently held by a wholly-owned subsidiary of People's Bank, increased by a corresponding amount. Included as an exhibit hereto are revised tables summarizing Trust portfolio balance and account characteristics.

Item 7.  Financial Statement and Exhibits.

         (c)  Exhibits.

              99.1 Revised Tables Summarizing Trust Portfolio


                                      SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PEOPLE'S BANK


Dated:  November 12, 1999         By:  /s/ Vincent J. Calabrese
                                        Vincent J. Calabrese
                                        First Vice President & Controller


                               INDEX TO EXHIBITS


Exhibit No.              Document Description

99.1 Revised tables summarizing Trust portfolio balance and account characteristics